SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) June 29, 1999 (December 2,
                                     1998)

                          CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



      Connecticut                            0-22888                          06-1324691
    (State or other                 (Commission File Number)                 (IRS Employer
    jurisdiction of                                                       Identification No.)
    incorporation)




                  18 CORPORATE WOODS BLVD., ALBANY, NY       12211
              (Address of principal executive offices)        (Zip Code)


     Registrant's telephone number, including area code    (518) 462-2632





         (Former name or former address, if changed since last report)

Item 2 - ACQUISITION OR DISPOSITION OF ASSETS

      On December 2, 1998, CAI Wireless Systems, Inc. increased its ownership interest in CS Wireless Systems, Inc., a Delaware corporation, from approximately 60% to 94% by acquiring 3,836,035 shares of CS Wireless common stock from Nucentrix Broadband Networks, Inc. (f/k/a Heartland Wireless Communications, Inc.) for $1,534,000 in cash. Subsequently, CS Wireless acquired the 3,836,035 shares of CS Wireless common stock from CAI for $1,534,000. CS Wireless holds such shares as treasury stock. Concurrently with the purchase by CAI, CAI, CS Wireless and Nucentrix mutually agreed to terminate that certain Stockholders' Agreement dated as of February 23, 1996, among CAI, CS Wireless and Nucentrix. The Stockholders' Agreement (and bylaws of CS Wireless) required the affirmative vote of a supermajority of members of the CS Wireless board of directors or CS Wireless stockholders, as the case may be, for certain actions to be acted upon by the CS Wireless board or stockholders. Consequently, percentage ownership of CS Wireless common stock was not indicative of control of CS Wireless in all instances, so long as the Stockholders' Agreement continued. As a result of the increased ownership in CS Wireless and the termination of the Stockholders' Agreement, CAI may be deemed to control CS Wireless from and after December 2, 1998. Accordingly, the subsequent results of CS Wireless will be consolidated with the results of CAI.

      In prior periods, as a result of the effect that the Stockholders' Agreement had on the control of CS Wireless, CAI accounted for its investment in CS Wireless under the equity method of accounting, and the difference between CAI's cost and the value of its pro rata ownership of the underlying CS Wireless equity was amortized over 15 years, commensurate with the amortization periods of goodwill and wireless channel rights, to which CAI's investment in CS Wireless primarily related.

      The purchase of the CS Wireless common stock was governed by the terms of that certain Master Agreement dated as of December 2, 1998 among CAI, CS Wireless and Nucentrix, a copy of which is attached hereto as Exhibit 10.1.
The Master Agreement contemplates certain other transactions between CS Wireless and Nucentrix, including the termination of Nucentrix's rights in, and claims against, CS Wireless. The Master Agreement is to be performed in two steps. Stage I, which has been consummated, required the lease by CS Wireless to Nucentrix of certain assets related to CS Wireless' Story City, Iowa market, the sale by CS Wireless to Nucentrix of certain consumer premises equipment at agreed upon prices and the payment by CS Wireless to Nucentrix of $366,000. In consideration, Nucentrix leased to CS Wireless certain assets related to the Portsmouth, New Hampshire market, effected a partial satisfaction of the so-called Heartland Long-Term Note and agreed to various mutual cooperation obligations relative to developmental applications filed by Nucentrix or CS Wireless for two-way authority in adjacent and overlapping markets, including Dallas-Ft. Worth. At the Stage II Closing, which is to occur following receipt of certain necessary governmental approvals, CS Wireless and Nucentrix will transfer to one another their respective ownership interests in the Story City, Iowa and Portsmouth, New Hampshire markets, the Heartland Long-Term Note shall be canceled and CS Wireless shall pay Nucentrix $100,000; additionally, CS Wireless agreed to transfer certain inventory to Nucentrix. In connection with the Master Agreement, the three Nucentrix designees to the CS Wireless board resigned.




Item 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      a.    FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      The financial statements of CS Wireless Systems, Inc. set forth on pages F-1 through F-27 of CS Wireless Systems, Inc.'s Annual Report pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K for the fiscal year ended December 31, 1998 filed with the Securities and Exchange Commission on April 15, 1999 are filed as
Exhibit 99.1 hereto pursuant to Rule 12b-23(a)(3) of the Exchange Act.

      The financial statements of CS Wireless Systems, Inc. set forth on pages 3 through 7 of CS Wireless Systems, Inc.'s Quarterly Report pursuant to Section 13 or 15(d) of the Exchange Act on Form 10-Q for the fiscal quarter ended March 31, 1999 filed with the Securities and Exchange Commission on May 13, 1999 are filed as Exhibit 99.2 hereto pursuant to Rule 12b-23(a)(3) of the Exchange Act.

      b.    PRO FORMA FINANCIAL INFORMATION.

      The Unaudited Pro Forma Condensed Combined Financial Statements of CAI and CS Wireless for the year ended March 31, 1999 and the six months ended September 30, 1998 are included herein beginning on page F-1.

      c.    EXHIBITS.
            10.1        Master Agreement dated as of December 2, 1998 among CAI, CS
                        Wireless and Nucentrix (f/k/a Heartland Wireless
                        Communications, Inc.)

            99.1        Audited Financial Statements of CS Wireless for the year ended
                        December 31, 1998

            99.2        Unaudited Financial Statements of CS Wireless for the quarter ended March 31, 1999

            99.3        Press Release dated December 3, 1998




                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



<

         SIGNATURE                        TITLE                          DATE

/S/                              Vice President and Controller       June  28,  1999
   Arthur J. Miller

                  CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
            INTRODUCTION TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

      We have provided unaudited combined financial statements of CAI after giving effect to CAI's bankruptcy case and the December 2, 1998 increase in percentage ownership by CAI in CS, which are collectively referred to as the "pro forma" information. In presenting the unaudited pro forma combined balance sheet, we treated CAI, CS and TelQuest Satellite Services LLC, a subsidiary of each of CAI and CS, (i) as if these entities had been consolidated for accounting and financial reporting purposes and (ii) as if CAI had emerged from bankruptcy on September 30, 1998. We have presented the unaudited pro forma combined statements of operations for three periods: the fiscal years ended March 31, 1999 and 1998 and the six-month period ended September 30, 1998. In presenting the unaudited pro forma combined statements of operations, we treated CAI, CS and TelQuest (i) as if these entities had been consolidated for accounting and financial reporting purposes, (ii) as if CAI had emerged from bankruptcy at the beginning of each of the periods presented, and (iii) as if CAI's percentage ownership in CS had increased at the beginning of each of the periods presented.

      The presentation of the unaudited pro forma combined financial statements is in conformity with the so-called fresh-start accounting and financial reporting requirements set forth in the American Institute of Certified Public Accountants' Statement of Position 90-7 with respect to adjustments made as a result of CAI's bankruptcy case, and the use of purchase method of accounting and financial reporting for the increase in percentage ownership by CAI of CS as a result of the December 2, 1998 step acquisition. You should be aware that these unaudited pro forma combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred if the bankruptcy and acquisition had occurred as of the dates and for the periods indicated or that will occur in the future.

THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS FOR ALL PERIODS PRESENTED EXCLUDE ANY POSITIVE EFFECTS OF POTENTIAL COST SAVINGS THAT THE COMPANIES MAY ACHIEVE AS A RESULT OF THE INCREASED PERCENTAGE OWNERSHIP. THE PRO FORMA ADJUSTMENTS ARE BASED ON INFORMATION CURRENTLY AVAILABLE AND UPON CERTAIN ASSUMPTIONS THAT THE MANAGEMENT OF CAI BELIEVES ARE REASONABLE UNDER THE CIRCUMSTANCES. WE STRONGLY URGE YOU TO READ THE NOTES ACCOMPANYING THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS FOR A DESCRIPTION OF THE ASSUMPTIONS MADE BY CAI MANAGEMENT. THERE CAN BE NO ASSURANCE THAT THE ACTUAL ADJUSTMENTS WILL NOT DIFFER SIGNIFICANTLY FROM THE ADJUSTMENTS REFLECTED IN THE PRO FORMA STATEMENTS. FURTHER, THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS PRESENTED SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS OF CAI AND CS.

                                            CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                                                 Pro Forma Combined Balance Sheet
                                                        September 30, 1998
                                                              (UNAUDITED)
                                                      (amounts in thousands)

                                                                 PROFORMA ADJUSTMENTS
                                      -----------------------------------------------------------------------
                                                                                CAI              CS
                          Historical                          ELIMINATIONS   REORGANIZATION   FAIR VALUE     Pro Forma
                             CAI         CS       TELQUEST        [A]             [B]             [C]        COMBINED CAI
                          ----------   -------    --------     ------------   --------------   ----------    ------------
    ASSETS
Cash and cash equivalents  $  1,339    $  45,394  $      3     $         -    $         -      $        -     $  46,736
Restricted cash and cash
  equivalents                11,204        4,222         -               -         15,953               -        31,379
Debt service escrow          16,914            -         -               -        (16,914)              -             -
Subscriber accounts
  receivables, net              702        1,295         -               -              -               -         1,997
Prepaid expenses                549          929         -               -              -               -         1,478
Property and equipment,
  net                        41,459       54,905        87               -            264            (818)       95,897
Wireless channel rights,
  net                       187,730      168,247         -               -         17,113         (25,639)      347,451
Investment in TelQuest
  Satellite Services LLC      1,220        2,250         -          (1,220)             -               -         2,250
Goodwill, net                22,067            -         -               -              -         (22,067)            -
Debt financing costs, net     5,838        7,656         -               -         (5,781)         (2,555)        5,158
Reorganization value in
  excess of amounts
  allocable to identifiable
  assets                          -            -         -               -         18,298               -        18,298
Other assets                  3,060        5,686        91               -           (394)              -         8,443
                           --------     --------    ------        --------        -------         -------       -------
   Total Assets           $ 292,082    $ 290,584    $  181       $  (1,220)      $ 28,539       $ (51,079)    $ 559,087
                           ========     ========     =====        ========        =======        ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES NOT SUBJECT
 TO COMPROMISE
Accounts payable           $  3,125    $    515    $ 2,409      $    -        $   (600)        $     -        $  5,449
Accrued expenses             22,738       6,441        318           -         (12,999)              -          16,498
Wireless channel rights
  obligations                 2,922           -          -           -               -               -           2,922
Interim debt financing       60,000           -          -           -           2,074               -          62,074
Long-term notes               3,765     312,161      3,175           -         100,000         (87,904)        331,197
                            -------    --------     ------       -----         -------         -------         -------
                             92,550     319,117      5,902           -          88,475         (87,904)        418,140
                            -------    --------     ------       -----         -------         -------         -------

LIABILITIES SUBJECT
 TO COMPROMISE              307,793           -          -           -        (307,793)              -               -

STOCKHOLDERS' EQUITY
 (DEFICIT)
  Preferred stock                 -           -          -           -               -               -               -
  Common stock              275,771          11          -         (11)       (275,599)              -             172
  Additional paid-in
   capital                  101,712     154,517      5,796    (160,313)          2,238          36,825         140,775
  Accumulated deficit      (485,744)   (183,061)   (11,517)    159,104         521,218               -               -
                           --------    --------    -------    --------        --------         -------         -------
   Total Equity            (108,261)    (28,533)    (5,721)     (1,220)        247,857          36,825         140,947
                           --------    --------    -------    --------        --------         -------         -------

Total Liabilities and
 Shareholders' Equity     $ 292,082   $ 290,584    $   181   $  (1,220)      $  28,539       $ (51,079)      $ 559,087
                           ========    ========     ======    ========        ========        ========        ========

           See notes to Pro Forma Combined Balance Sheet.

               CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                   Notes to Pro Forma Combined Balance Sheet
                              September 30, 1998
                                  (unaudited)




A.  ELIMINATIONS
Eliminate the investments in CS and TelQuest. Any losses attributable to those subsidiaries in excess of the associated investments are reflected as goodwill.

B.  CAI REORGANIZATION
The reorganization pro forma entries include a) the application of fresh-start accounting to CAI for the emergence from bankruptcy by adjusting the assets and liabilities to their respective estimated fair values; b) the issuance of $100 million of aggregate original principal amount of 13% senior notes and the extinguishment of long-term notes totaling approximately $308 million, including the interest accrued thereon and associated issuance costs; c) recording the cancellation of 40.5 million shares of CAI common stock, no par value and the issuance of 15 million shares of new CAI common stock, $.01 par value per share, and d) recording the $80 million exit facility, generating net proceeds of approximately $15.9 million after repaying all amounts outstanding under the $60 million DIP facility and the payment of certain commitment fees associated therewith. CAI issued 2.2 million shares of its common stock to MLGAF as additional consideration to MLGAF for providing the exit facility. The value of this stock is reflected as a discount to the exit facility to be amortized over the term of the exit facility.

C. CS FAIR VALUE
Adjust the value of the CS assets and liabilities to their respective estimated fair values pursuant to the purchase method of accounting on a step acquisition basis.

                  CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
                  Pro Forma Combined Statement of Operations
                   For the Fiscal Year Ended March 31, 1999
                               (UNAUDITED)
       (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          PROFORMA ADJUSTMENTS
                                      -------------------------------------------------------------------
                                                                                  CAI              CS
                          Historical                           ELIMINATIONS   REORGANIZATION   FAIR VALUE     Pro Forma
                             CAI         CS       TELQUEST          [D]            [E]             [F]        COMBINED CAI
                          ----------   -------    --------     ------------   --------------   ----------    ------------
Revenues                   $ 18,909    $ 25,376   $      2     $         -    $          -     $       -      $  44,287
                           --------    --------    -------      ----------     -----------      --------       --------
 Costs and expenses:
   Programming and
    license fees             14,658      16,682          -               -               -             -         31,340
   General and
    administrative           27,522      20,249      9,131               -               -             -         56,902
   Goodwill writedown             -      63,907          -               -               -             -         63,907
   Depreciation and
    amortization             30,611      27,503          -             375           2,425        (1,824)        59,090
                           --------    --------     ------      ----------      ----------      --------       --------
                             72,791     128,341      9,131             375           2,425        (1,824)       211,239
                           --------    --------     ------      ----------      ----------      --------       --------
     Operating loss         (53,882)   (102,965)    (9,129)           (375)         (2,425)        1,824       (166,952)
                           --------    --------     ------      ----------      ----------      --------       --------
 Other Income (Expense)
   Interest expense         (33,484)    (35,547)      (252)              -            (595)       (6,695)       (76,573)
   Equity in losses of
    affiliates              (83,857)     (1,717)         -          84,700               -             -           (874)
   Reorganization expense   (17,101)          -          -               -               -             -        (17,101)
   Interest and other
    income                    4,760       1,379          5               -               -             -          6,144
                            -------     -------     ------      ----------      ----------      --------       --------
                           (129,682)    (35,885)      (247)         84,700            (595)       (6,695)       (88,404)
                            -------     -------     ------      ----------      ----------      --------       --------
     Net loss             $(183,564)  $(138,850)  $ (9,376)    $    84,325     $    (3,020)    $  (4,871)    $ (255,356)
                           ========    ========    =======      ==========      ==========      ========      =========

Basic and diluted loss
  per new common share    $  (10.65)                                                                         $   (14.81)
                           ========                                                                           =========

Weighted new common
  shares outstanding     17,241,379                                                                          17,241,379
                         ==========                                                                          ==========


    SEE NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS.

           CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
               Pro Forma Combined Statement of Operations
                For the Fiscal Year Ended March 31, 1998
                           (UNAUDITED)
    (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                          PROFORMA ADJUSTMENTS
                                      -------------------------------------------------------------------
                                                                                  CAI              CS
                          Historical                           ELIMINATIONS   REORGANIZATION   FAIR VALUE     Pro Forma
                             CAI         CS       TELQUEST          [D]            [E]             [F]        COMBINED CAI
                          ----------   -------    --------     ------------   --------------   ----------    ------------
Revenues                  $   28,622   $  27,065  $      -      $         -   $          -     $       -      $   55,687
                           ---------    --------   -------       ----------    -----------      --------       ---------

Costs and expenses:
   Programming and
    license fees              15,460      15,189         -                -              -             -          30,649
   General and
    administrative            38,123      16,153     7,025                -              -             -          61,301
   Goodwill writedown         73,500           -         -                -              -             -          73,500
   Depreciation and
    amortization              34,714      27,497         -                -          4,476        (2,736)         63,951
                           ---------     -------    ------       ----------      ---------     ---------       ---------
                             161,797      58,839     7,025                -          4,476        (2,736)        229,401
                           ---------     -------    ------       ----------      ---------     ---------       ---------
     Operating loss         (133,175)    (31,774)   (7,025)               -         (4,476)        2,736        (173,714)
                           ---------     -------    ------       ----------      ---------     ---------       ---------

Other Income (Expense)
   Interest expense          (47,227)    (32,270)      (45)               -         11,717       (10,141)        (77,966)
   Equity in losses
    of affiliates            (31,747)     (2,335)        -           33,781              -             -            (301)
   Write down of equity
    investment               (23,570)          -         -           23,570              -             -               -
   Interest and other
    income                     4,459       5,680         6             (117)             -             -          10,028
                           ---------     -------    ------       ----------      ---------     ---------       ---------
                             (98,085)    (28,925)      (39)          57,234         11,717       (10,141)        (68,239)
                           ---------     -------    ------       ----------      ---------     ---------       ---------
     Net loss              $(231,260)   $(60,699)  $(7,064)      $   57,234      $   7,241     $  (7,405)     $ (241,953)
                           =========     =======    ======       ==========      =========     =========       =========

Basic and diluted loss
  per common share         $   (5.70)                                                                         $   (14.03)
                           =========                                                                           =========

Weighted average common
  shares outstanding      40,543,039                                                                          17,241,379
                          ==========                                                                          ==========





 SEE NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS.

        CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
         PRO FORMA COMBINED STATEMENT OF OPERATIONS
        FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998
                        (UNAUDITED)
 (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                          PROFORMA ADJUSTMENTS
                                      -------------------------------------------------------------------
                                                                                  CAI              CS
                          Historical                           ELIMINATIONS   REORGANIZATION   FAIR VALUE     Pro Forma
                             CAI         CS       TELQUEST          [D]            [E]             [F]        COMBINED CAI
                          ----------   -------    --------     ------------   --------------   ----------     ------------
Revenues                  $   10,852   $ 13,253   $      -     $         -     $          -     $      -       $   24,105
                           ---------    -------    -------      ----------      -----------      -------        ---------

Expenses
   Programming and
    licensing                  7,606      8,111          -              -                 -            -           15,717
   General and
    administrative            11,019      9,483      6,104              -                 -            -           26,606
   Goodwill writedown              -     46,378          -              -                 -            -           46,378
   Depreciation and
    amortization              13,637     14,779          -              -             2,238       (1,368)          29,286
                           ---------    -------    -------     ----------       -----------      -------        ---------
                              32,262     78,751      6,104              -             2,238       (1,368)         117,987
                           ---------    -------    -------     ----------       -----------      -------        ---------
     Operating loss          (21,410)   (65,498)    (6,104)             -            (2,238)       1,368          (93,882)
                           ---------    -------    -------     ----------       -----------      -------        ---------

Other Income (Expense)
   Interest expense          (18,059)   (17,386)      (113)             -             8,131       (4,994)         (32,421)
   Equity in losses
    affiliates of            (45,292)    (1,071)         -         46,008                 -            -             (355)
   Reorganization expense     (3,955)         -          -              -                 -            -           (3,955)
   Interest and
    other income               3,857      1,729          5              -                 -            -            5,591
                           ---------    -------    -------     ----------       -----------      -------        ---------
                             (63,449)   (16,728)      (108)        46,008             8,131       (4,994)         (31,140)
                           ---------    -------    -------     ----------       -----------      -------        ---------

     Net loss              $ (84,859)  $(82,226)   $(6,212)    $   46,008       $     5,893     $ (3,626)      $ (125,022)
                           =========   ========    =======     ==========       ===========     ========        =========

Basic and diluted loss
  per common share         $   (2.09)                                                                          $    (7.25)
                           =========                                                                            =========

Weighted average common
  shares outstanding      40,543,039                                                                            17,241,379
                          ==========                                                                            ==========





     SEE NOTES TO PRO FORMA COMBINED STATEMENTS OF
                      OPERATIONS.

        CAI WIRELESS SYSTEMS, INC. AND SUBSIDIARIES
    NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS
  Six Months Ended September 30, 1998 and the Years Ended
                  March 31, 1999 and 1998
                        (unaudited)


D.  ELIMINATIONS
Eliminate the a) equity in losses of CS and TelQuest and b) intercompany income and/or expenses that do not offset in the consolidated statements of operations.

E.  CAI REORGANIZATION
The CAI reorganization pro forma adjustments reflect a) the increased depreciation and amortization relative to the fresh-start adjustments made to the CAI assets upon the emergence from bankruptcy; b) the increase in interest expense on the $100 million of CAI senior discounted notes and the $80 million exit facility, offset in part by the interest eliminated on the $304 million of debt subject to compromise and the interim debt and by the elimination of amortization of debt financing costs that were written off.

F.  CS FAIR VALUE
The adjustments reflect the decreased depreciation and amortization and the increased interest expense relative to the fair value adjustments made to the assets and liabilities pursuant to valuations made under the purchase method of accounting.